EXHIBIT 1.01

COCA-COLA ENTERPRISES INC.
(a Delaware corporation)

Senior Debt Securities

TERMS AGREEMENT

Date: September 24, 2003

TO:     COCA-COLA ENTERPRISES INC. (the "Company")
           2500 Windy Ridge Parkway
           Atlanta, Georgia 30339

RE:      Underwriting Agreement dated August 9, 2001

SENIOR DEBT SECURITIES - 2006 TRANCHE

Title of Senior Debt Securities:	2.500% Notes due 2006
Principal amount to be issued:	$ 250,000,000
Current ratings:	A2 (Moody's: Negative outlook)/ A (S&P: Stable outlook)
Interest Rate:	2.500%
Interest payment dates:	Payable on March 15 and September 15 of each year, commencing March 15, 2004
Date of maturity:	September 15, 2006
Redemption provisions:	The 2.500% Notes due 2006 are not redeemable prior to the date of maturity.
Sinking fund requirements:	None
Delayed Delivery Contracts:	Not authorized
Fee:	0.400%
Public offering price:	99.794%, plus accrued interest, if any, from September 29, 2003

SENIOR DEBT SECURITIES - 2010 TRANCHE

Title of Senior Debt Securities:	4.250% Notes due 2010
Principal amount to be issued:	$ 250,000,000
Current ratings:	A2 (Moody's: Negative outlook)/ A (S&P: Stable outlook)
Interest Rate:	4.250%
Interest payment dates:	Payable on March 15 and September 15 of each year, commencing March 15, 2004
Date of maturity:	September 15, 2010
Redemption provisions:	The 4.250% Notes due 2010 may be redeemed prior to the date of maturity. See "Other Provisions" below.
Sinking fund requirements:	None
Delayed Delivery Contracts:	Not authorized
Fee:	0.625%
Public offering price:	99.876%, plus accrued interest, if any, from September 29, 2003

Other Provisions:

The Company has the option to redeem all or a portion of the 4.250% Notes due 2010 (the “2010 Notes”), on no less than 30 nor more than 60 days notice mailed to holders thereof, at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2010 Notes to be redeemed, and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined herein) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 12.5 basis points, plus accrued interest on the principal amount being redeemed to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2010 Notes to be redeemed.

“Independent Investment Banker” means any of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Dealer Quotations, or (B) if fewer than four such Reference Treasury Dealer Quotations are obtained, the average of all such Quotations.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Reference Treasury Dealer” means each of Banc of America Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. and their respective successors and any other nationally recognized investment banking firm that is a Primary Treasury Dealer appointed from time to time by the Company; provided that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Remaining Scheduled Payments” means, with respect to each 2010 Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such 2010 Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date. On and after the redemption date, interest will cease to accrue on the 2010 Notes called for redemption. On or before any redemption date, the Company shall deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the 2010 Notes to be redeemed on such date.

Closing date and location: September 29, 2003, at 10:00 a.m., New York City time, at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, NY 10006.

Notice to the Underwriters pursuant to Section 11 of the Underwriting Agreement shall be given to Banc of America Securities LLC, at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, NC 28255, Attention: Charles Carpenter; Citigroup Global Markets Inc., at 388 Greenwich Street, New York, NY 10013, Attention: General Counsel; and Deutsche Bank Securities Inc., at 60 Wall Street, 3rd floor, New York, NY 10005, Attention: Jared Birnbaum, Debt Capital Markets.

Place of delivery of the 2.500% Notes due 2006: Through the facilities of The Depository Trust Company to the account of Banc of America Securities LLC, at Bank of America Corporate Center, 6th floor, 100 North Tryon Street, Charlotte, NC 28255.

Place of delivery of the 2010 Notes: Through the facilities of The Depository Trust Company to the account of Deutsche Bank Securities Inc., at 60 Wall Street, 3rd floor, New York, NY 10005.

Modifications to the Underwriting Agreement:

The Senior Debt Securities are being sold hereunder pursuant to the Company’s registration statement on Form S-3 (No. 333-100543), pursuant to which the Company has initially registered up to $3,720,575,000 aggregate principal amount of Senior Debt Securities, of which $3,720,575,000 remains available to be offered by the Company.

Section 2: Payment for all Senior Debt Securities purchased hereunder shall be made in immediately available funds on the third business day (unless postponed in accordance with the provisions of Section 9) following the date of this Agreement for the account of the Company maintained at Citibank, N.A., New York, New York, account number 38488726.

The Senior Debt Securities will trade in The Depository Trust Company’s Same-Day Funds Settlement System until maturity, and secondary market trading activity for the Senior Debt Securities will, therefore, settle in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds.

Each Underwriter listed below severally agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amounts of Senior Debt Securities set forth opposite its name below:

2006 TRANCHE

Underwriter	2.500% Notes due September 15, 2006
Banc of America Securities LLC	$ 66,667,000
Citigroup Global Markets Inc.	66,667,000
Deutsche Bank Securities Inc.	66,666,000
ABN AMRO Incorporated	10,000,000
BNP Paribas Securities Corp.	10,000,000
Credit Suisse First Boston LLC	10,000,000
HSBC Securities (USA) Inc.	10,000,000
Wachovia Capital Markets, LLC	10,000,000
Total	$250,000,000

2010 TRANCHE

Underwriter	4.250% Notes due September 15, 2010
Banc of America Securities LLC	$ 66,666,000
Citigroup Global Markets Inc.	66,667,000
Deutsche Bank Securities Inc.	66,667,000
ABN AMRO Incorporated	10,000,000
BNP Paribas Securities Corp.	10,000,000
Credit Suisse First Boston LLC	10,000,000
HSBC Securities (USA) Inc.	10,000,000
Wachovia Capital Markets, LLC	10,000,000
Total	$250,000,000

BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.
ABN AMRO INCORPORATED
BNP PARIBAS SECURITIES CORP.
CREDIT SUISSE FIRST BOSTON LLC
HSBC SECURITIES (USA) INC.
WACHOVIA CAPITAL MARKETS, LLC

BANC OF AMERICA SECURITIES LLC

By:   S/ PETER J. CARBONE
Name:  Peter J. Carbone
Title: Vice President
CITIGROUP GLOBAL MARKETS INC. By: S/ DARIN BAUR Name: Darin Baur Title: Vice President
DEUTSCHE BANK SECURITIES INC. By: S/ CHRISTOPHER T. WHITMAN Name: Chris Whitman Title: Managing Director
By: S/ MATTHEW EASTWICK Name: Matthew Eastwick Title: Director
Accepted: COCA-COLA ENTERPRISES INC. By: S/ VICKI R. PALMER Name: Vicki R. Palmer Title: Sr. Vice President, Treasurer and Special Assistant to CEO